Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	April 27, 2022
President
(310) 481-8484 Or
Eliott Trencher
Executive Vice President,
Chief Investment Officer,
Interim Chief Financial Officer and Treasurer
(310) 481-8587

KILROY REALTY CORPORATION REPORTS
FIRST QUARTER FINANCIAL RESULTS
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LOS ANGELES, April 27, 2022 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its first quarter ended March 31, 2022.

First Quarter Highlights

Financial Results
•Net income available to common stockholders per share of $0.45
•Funds from operations available to common stockholders and unitholders (“FFO”) per share of $1.16
•Revenues of $265.5 million

Stabilized Portfolio
•Stabilized portfolio was 91.3% occupied and 93.1% leased at March 31, 2022
•Signed approximately 183,000 square feet of new and renewing leases
◦Includes the amended lease agreement executed with Nuro in Mountain View, CA for 114,000 square feet
◦GAAP and cash rents increased approximately 32.9% and 6.7%, respectively, from prior levels

Development
•In March, commenced construction on the life science redevelopments of 12400 High Bluff Drive in the Del Mar submarket and 4690 Executive Drive in the University Towne Center submarket of San Diego in connection with executed leases
•In March, completed the acquisition of a 2.9-acre land site in the Stadium District of Austin, adjacent to the Domain, for a cash purchase price of $40.0 million. The site is also adjacent to Austin’s MLS Q2 Stadium and is fully-entitled for approximately 493,000 square feet of new Class A office development

Balance Sheet / Liquidity Highlights
•As of the date of this release, the company had approximately $1.3 billion of total liquidity comprised of approximately $175.0 million of cash and cash equivalents and full availability under the $1.1 billion unsecured revolving credit facility
•No significant debt maturities until December 2024

Results for the Quarter Ended March 31, 2022
For the first quarter ended March 31, 2022, the company reported net income available to common stockholders of $53.1 million, or $0.45 per share, compared to $497.6 million, or $4.26 per share, including a $3.92 per share gain on sale of an operating property, in the first quarter of 2021. FFO in the first quarter of 2022 was $137.8 million, or $1.16 per share, compared to $116.2 million, or $0.98 per share, in the first quarter of 2021. Current period net income available to common stockholders and FFO per share included a net $0.02 per share of non-recurring income. Prior period net income available to common stockholders and FFO per share included a $0.01 per share charge primarily due to residential and office tenant creditworthiness related to the COVID-19 pandemic.

All per share amounts in this report are presented on a diluted basis.

Net Income Available to Common Stockholders / FFO Guidance and Outlook
The company is providing an updated guidance range of NAREIT-defined FFO per diluted share for the full year 2022 of $4.44 to $4.58 per share, with a midpoint of $4.51 per share.

	Full Year 2022 Range
	Low End	High End
Net income available to common stockholders per share - diluted	$1.78	$1.92

Weighted average common shares outstanding - diluted (1)	117,850	117,850

Net income available to common stockholders	$210,000	$226,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	2,250	2,650
Net income attributable to noncontrolling interests in consolidated property partnerships	24,500	25,500
Depreciation and amortization of real estate assets	327,000	327,000
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(35,250)	(36,250)
Funds From Operations (2)	$528,500	$544,900

Weighted average common shares/units outstanding – diluted (3)	119,050	119,050

Funds From Operations per common share/unit – diluted (3)	$4.44	$4.58

Key 2022 assumptions:
•Dispositions of $200.0 million to $500.0 million
•Same Store Cash NOI growth of 5.0% to 6.0% (2)
•Year-end occupancy of approximately 91.0% to 92.0%
•Total remaining development spending of approximately $500.0 million to $575.0 million
 ________________________
(1)Calculated based on estimated weighted average shares outstanding including non-participating share-based awards.
(2)See management statement for Funds From Operations at end of release.
(3)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders and common unitholders.
(4)See management statement for Same Store Cash Net Operating Income on page 32 of our Supplemental Financial Report furnished on Form 8-K with this press release.

The company’s guidance estimates for the full year 2022, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release. Although these guidance estimates reflect the impact on the company’s operating results of an assumed range of future disposition activity, these guidance estimates do not include any estimates of possible future gains or losses from possible future dispositions because the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the company provides guidance and may occur after the relevant guidance period. We caution you not to place undue reliance on our assumed range of future disposition activity because any potential future disposition transactions will ultimately depend on the market conditions and other factors, including but not limited to the company’s capital needs, the particular assets being sold and the company’s ability to defer some or all of the taxable gain on the sales. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the company’s control. There can be no assurance that the company’s actual results will not differ materially from these estimates.

Conference Call and Audio Webcast
The company’s management will discuss first quarter results and the current business environment during the company’s April 28, 2022 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at https://events.q4inc.com/attendee/357331264. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (844) 200-6205 and enter access code 307670 five to 10 minutes prior to the start time to allow time for registration. International callers should dial (929) 526-1599 and enter the same passcode. In order to bypass speaking to the operator on the day of the call, please pre-register anytime at https://www.incommglobalevents.com/registration/q4inc/9125/q1-2022-kilroy-realty-corporation-earnings-conference-call/. A replay of the conference call will be available via telephone on April 28, 2022 through May 5, 2022 by dialing (866) 813-9403 and entering passcode 005135. International callers should dial (929) 458-6194 and enter the same passcode. The replay will also be available on our website at http://investors.kilroyrealty.com/shareholders/investor-events/default.aspx.

About Kilroy Realty Corporation

Kilroy Realty Corporation (NYSE: KRC, the “company”, “Kilroy”) is a leading U.S. landlord and developer, with operations in San Diego, Greater Los Angeles, the San Francisco Bay Area, the Pacific Northwest and Austin, Texas. The company has earned global recognition for sustainability, building operations, innovation and design. As pioneers and innovators in the creation of a more sustainable real estate industry, the company’s approach to modern business environments helps drive creativity and productivity for some of the world’s leading technology, entertainment, life science and business services companies.

The company is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap 400 Index with more than seven decades of experience developing, acquiring and managing office, life science and mixed-use projects.

As of March 31, 2022, Kilroy’s stabilized portfolio totaled approximately 15.2 million square feet of primarily office and life science space that was 91.3% occupied and 93.1% leased. The company also had more than 1,000 residential units in Hollywood and San Diego, which had a quarterly average occupancy of 93.7%. In addition, the company had three in-process life science redevelopment projects with total estimated redevelopment costs of $115.0 million, totaling 330,000 square feet, and five in-process development projects with an estimated total investment of $2.2 billion, totaling approximately 2.6 million square feet of office and life science space. The in-process development and redevelopment office and life science space was 51% leased.

A Leader in Sustainability and Commitment to Corporate Social Responsibility
The company is listed on the Dow Jones Sustainability World Index and has been recognized by industry organizations around the world. The company’s office portfolio was 72% LEED certified and 38% Fitwel certified, and 78% of eligible properties were ENERGY STAR certified as of March 31, 2022.

The company has been recognized by GRESB as the listed sustainability leader in the Americas for eight of the last nine years. Other honors have included the National Association of Real Estate Investment Trust’s (NAREIT) Leader in the Light award for eight consecutive years and ENERGY STAR Partner of the Year for eight years as well as ENERGY STAR’s highest honor of Sustained Excellence, for the past six years.

A big part of the company’s foundation is its commitment to enhancing employee growth, satisfaction and wellness while maintaining a diverse and thriving culture. For the third year in a row, the company has been named to Bloomberg’s Gender Equality Index—recognizing companies committed to supporting gender equality through policy development, representation, and transparency.

More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance;

the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; our ability to maintain our status as a REIT; and uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2021 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Revenues	$265,501	$235,646

Net income available to common stockholders	$53,128	$497,631

Weighted average common shares outstanding – basic	116,650	116,344
Weighted average common shares outstanding – diluted	117,060	116,801

Net income available to common stockholders per share – basic	$0.45	$4.27
Net income available to common stockholders per share – diluted	$0.45	$4.26

Funds From Operations (1)(2)	$137,766	$116,244

Weighted average common shares/units outstanding – basic (3)	118,628	118,333
Weighted average common shares/units outstanding – diluted (4)	119,038	118,790

Funds From Operations per common share/unit – basic (2)	$1.16	$0.98
Funds From Operations per common share/unit – diluted (2)	$1.16	$0.98

Common shares outstanding at end of period	116,716	116,450
Common partnership units outstanding at end of period	1,151	1,151
Total common shares and units outstanding at end of period	117,867	117,601

	March 31, 2022	March 31, 2021
Stabilized office portfolio occupancy rates: (5)
Greater Los Angeles	85.7%	87.5%
San Diego County	89.4%	87.4%
San Francisco Bay Area	92.9%	94.3%
Greater Seattle	99.2%	97.8%
Weighted average total	91.3%	91.5%

Total square feet of stabilized office properties owned at end of period: (5)
Greater Los Angeles	4,457	4,404
San Diego County	2,171	2,316
San Francisco Bay Area	6,212	5,528
Greater Seattle	2,381	1,802
Total	15,221	14,050
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(1)Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.
(2)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(3)Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.
(4)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.
(5)Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for March 31, 2021 include the office properties that were sold subsequent to March 31, 2021.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

	March 31, 2022	December 31, 2021
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,715,192	$1,731,982
Buildings and improvements	7,509,311	7,543,585
Undeveloped land and construction in progress	2,158,279	2,017,126
Total real estate assets held for investment	11,382,782	11,292,693
Accumulated depreciation and amortization	(2,034,193)	(2,003,656)
Total real estate assets held for investment, net	9,348,589	9,289,037

Cash and cash equivalents	331,685	414,077
Restricted cash	13,007	13,006
Marketable securities	25,829	27,475
Current receivables, net	12,107	14,386
Deferred rent receivables, net	420,895	405,665
Deferred leasing costs and acquisition-related intangible assets, net	228,426	234,458
Right of use ground lease assets	126,946	127,302
Prepaid expenses and other assets, net	57,338	57,991
TOTAL ASSETS	$10,564,822	$10,583,397

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net	$247,030	$248,367
Unsecured debt, net	3,821,433	3,820,383
Accounts payable, accrued expenses and other liabilities	391,920	391,264
Ground lease liabilities	125,414	125,550
Accrued dividends and distributions	61,951	61,850
Deferred revenue and acquisition-related intangible liabilities, net	171,121	171,151
Rents received in advance and tenant security deposits	80,192	74,962
Total liabilities	4,899,061	4,893,527

EQUITY:
Stockholders’ Equity
Common stock	1,167	1,165
Additional paid-in capital	5,149,968	5,155,232
Retained earnings	274,193	283,663
Total stockholders’ equity	5,425,328	5,440,060
Noncontrolling Interests
Common units of the Operating Partnership	53,472	53,746
Noncontrolling interests in consolidated property partnerships	186,961	196,064
Total noncontrolling interests	240,433	249,810
Total equity	5,665,761	5,689,870
TOTAL LIABILITIES AND EQUITY	$10,564,822	$10,583,397

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
REVENUES
Rental income	$263,208	$234,656
Other property income	2,293	990
Total revenues	265,501	235,646

EXPENSES
Property expenses	45,424	38,859
Real estate taxes	25,870	25,266
Ground leases	1,826	1,828
General and administrative expenses	22,781	21,985
Leasing costs	1,013	692
Depreciation and amortization	88,660	75,932
Total expenses	185,574	164,562

OTHER INCOME (EXPENSES)
Interest and other income, net	81	1,373
Interest expense	(20,625)	(22,334)
Gains on sales of depreciable operating properties	—	457,288
Total other (expenses) income	(20,544)	436,327

NET INCOME	59,383	507,411

Net income attributable to noncontrolling common units of the Operating Partnership	(516)	(4,886)
Net income attributable to noncontrolling interests in consolidated property partnerships	(5,739)	(4,894)
Total income attributable to noncontrolling interests	(6,255)	(9,780)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$53,128	$497,631

Weighted average common shares outstanding – basic	116,650	116,344
Weighted average common shares outstanding – diluted	117,060	116,801

Net income available to common stockholders per share – basic	$0.45	$4.27
Net income available to common stockholders per share – diluted	$0.45	$4.26

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Net income available to common stockholders	$53,128	$497,631
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	516	4,886
Net income attributable to noncontrolling interests in consolidated property partnerships	5,739	4,894
Depreciation and amortization of real estate assets	87,001	74,431
Gains on sales of depreciable real estate	—	(457,288)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(8,618)	(8,310)
Funds From Operations(1)(2)(3)	$137,766	$116,244

Weighted average common shares/units outstanding – basic (4)	118,628	118,333
Weighted average common shares/units outstanding – diluted (5)	119,038	118,790

Funds From Operations per common share/unit – basic (2)	$1.16	$0.98
Funds From Operations per common share/unit – diluted (2)	$1.16	$0.98
 ________________________
(1)We calculate Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)Reported amounts are attributable to common stockholders and common unitholders.

(3)FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $4.3 million and $4.2 million for the three months ended March 31, 2022 and 2021, respectively.

(4)Calculated based on weighted average shares outstanding including participating share-based awards (i.e. certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.